Exhibit 99.2

       (Text of graph posted to Ashland Inc.'s website concerning Ashland
                        Distribution Company's revenue)



                    ADC Revenue - Monthly Sales ($, millions)

                                1999        2000        2001       2002        2003
                                ----        ----        ----       ----        ----

              January            220         246         242        210         238
              February           233         269         234        202         231
              March              263         297         250        210         243
              April              254         265         234        227         247
              May                240         286         280        231         240
              June               260         291         223        213         245
              July               241         253         217        219
              August             256         285         235        226
              September          253         255         202        215
              October            257         268         226        239
              November           257         244         195        209
              December           254         219         162        188



                  ADC - 12 Month Rolling Average ($, millions)

                                2000        2001        2002       2003
                                ----        ----        ----       ----

              January            251         265         222        218
              February           254         262         220        221
              March              257         258         216        223
              April              258         255         216        225
              May                262         255         212        226
              June               264         249         211        228
              July               265         246         211
              August             268         242         210
              September          268         237         211
              October            269         234         212
              November           268         230         214
              December           265         225         216